Volatility Shares Trust N-1A/A

Exhibit 99(a)(2)

Delaware	Page 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE CERTIFICATE OF STATUTORY TRUST REGISTRATION OF “VOLATILITY SHARES TRUST”, FILED IN THIS OFFICE ON THE SIXTEENTH DAY OF AUGUST, A.D. 2021, AT 2:23 O’CLOCK P.M.

6169870 8100 SR# 20212989656	Authentication: 203936181 Date: 08-17-21

You may verify this certificate online at corp.delaware.gov/authver.shtml

CERTIFICATE OF TRUST
OF
VOLATILITY SHARES
TRUST

THIS Certificate of Trust of Volatility Shares Trust (the “Trust”) is being duly executed and filed by the undersigned trustee to form a statutory trust under the provisions of the Delaware Statutory Trust Act (12 Del. C. 53801, et seq.) (the “Act”).

1.	Name. The name of the statutory trust is “Volatility Shares Trust”.

2.	Registered Agent. Pursuant to subsection 3807(b) of the Act, the name and address of the Registered Agent is Corporation Service Company, 251 Little Falls Drive, Wilmington, New Castle County, Delaware 19808. The Trust will be become, prior to or within 180 days following the first issuance of beneficial interests, a registered investment company under the Investment Company Act of 1940, as amended (15 U.S.C. §§80a-l, et seq.).

3.	Series Trust. Pursuant to subsection 3806(b)(2) of the Act, the Trust will issue one or more series of beneficial interests having the rights and preferences specified in the governing instrument of the Trust, as it may be amended from time to time (each a “Series”).

4.	Notice of Limitation of Liability of Each Series. Separate and distinct records shall be maintained for each Series and the assets associated with each Series shall be held and accounted for separately from the other assets of the Trust or any other Series thereof.

5.	Pursuant to subsection 3804(a) of the Act, notice is hereby given that the debts, liabilities, obligations and expenses incurred, contracted for or otherwise existing with respect to a particular Series shall be enforceable against the assets of such Series only and not against the assets of the Trust generally or any other Series, and none of the debts, liabilities, obligations, and expenses incurred, contracted for or otherwise existing with respect to the Trust generally or any other Series shall be enforceable against the assets of such Series.

IN WITNESS WHEREOF, the undersigned, being the sole trustee of the Trust, has duly executed this Certificate of Trust.

Volatility Shares Trust

By:
Sole Trustee
Name: Justin Young

State of Delaware Secretary of State Division of Corporations Delivered 02:23 PM 08/16/2021 FILED 02:23 PM 08/16/2021 SR 20212989656 - File Number 6169870	4814-3218-5078